As filed with the Securities and Exchange Commission on October 18, 2006

Registration No. 333- _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SUSSER HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5412	01-0864257
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

(361) 884-2463

(Address, Including Zip Code, and Telephone Number

Including Area Code, of Registrants’ Principal Executive Offices)

Sam L. Susser

President and Chief Executive Officer

Susser Holdings Corporation

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

(361) 884-2463

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

With copies to:

W. Stuart Ogg, Esq. Weil, Gotshal & Manges LLP 200 Crescent Court, Suite 300 Dallas, Texas 75201 Telephone: (214) 746-7700 Facsimile: (214) 746-7777

E.V. Bonner, Jr., Esq.

Executive Vice President, Secretary and

General Counsel

Susser Holdings Corporation

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

Telephone: (361) 884-2463

Facsimile: (361) 693-3725

Valerie Ford Jacob, Esq. Michael A. Levitt, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Telephone: (212) 859-8000 Facsimile: (212) 859-4000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-1340333

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

Common Stock, $0.01 par value per share	575,000	$16.50	$9,487,500	$1,016

(1)	This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-134033) (the “Prior Registration Statement”). In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price of securities eligible to be sold under the Prior Registration Statement ($124,200,000) is carried forward to this Registration Statement and an additional amount of securities having a proposed maximum aggregate offering price of $9,487,500 is registered hereby.

(2)	$1,016 is paid pursuant to this Registration Statement. The filing fee for the Prior Registration Statement was paid at the time of registration.

In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, this Registration Statement incorporates by reference the Registrant’s Registration Statement on Form S-1 (Registration No. 333-134033) to which this Registration Statement relates.

EXPLANTORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Registration No. 333-134033), originally filed on May 12, 2006, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective on October 18, 2006. The Prior Registration Statement is incorporated by reference herein.

Susser Holdings Corporation hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission a wire transfer from Susser Holdings Corporation’s account, which account contains sufficient funds to cover the filing fee, to the Securities and Exchange Commission’s account at Mellon Bank as soon as practicable but no later than the close of business on October 19, 2006 and that it will not revoke such instruction.

Item 16. Exhibits

All exhibits filed with or incorporated by reference into the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this registration statement. In addition, the following exhibits are filed herewith.

EXHIBITS

Exhibit Number	Exhibit Description

5.1	Opinion of Weil, Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with Amendment No. 4 to the Prior Registration Statement).

23.1	Consent of Ernst & Young LLP

23.3	Consent of Weil Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page included with the Prior Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, Texas, on October 18, 2006.

Susser Holdings Corporation

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr., Executive Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2006:

Name	Title

*
Bruce W. Krysiak	Non Executive Chairman of the Board of Directors

*
Sam L. Susser	President, Chief Executive Officer and Director (Principal Executive Officer)

*
Mary E. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*
William F. Dawson, Jr.	Director

*
Armand S. Shapiro	Director

*
Sam J. Susser	Director

*
Jerry E. Thompson	Director

* /s/ E.V. Bonner, Jr.
*attorney in fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Weil, Gotshal & Manges LLP (incorporated by reference to Exhibit 5.1 filed with Amendment No. 4 to the Prior Registration Statement).

23.1	Consent of Ernst & Young LLP

23.3	Consent of Weil Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the signature page included with the Prior Registration Statement)